ARTICLES OF MERGER


ARTICLES OF MERGER (these "Articles") made and entered into as of February 8th, 2005 by and between Pricester.com, Inc., a Nevada corporation, ("Pricester Nevada") and Pricester.com, Inc., a Florida corporation, ("Pricester Florida"). These Articles are adopted pursuant to Nevada Revised Statutes. All of such laws expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.


ARTICLE I
SURVIVOR CORPORATION

Pricester Nevada shall be the survivor corporation.


ARTICLE II
SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, Pricester Nevada has authority to issue 25,000,000 shares of Common Stock, $.001 par value, of which
1,044,620 shares are issued and outstanding.   On the date of these
Articles of Merger, Pricester Florida has authority to issue 25,000,000 shares of Common Stock, $.000001 par value (the "Pricester Florida Common Stock"), of which 21,262,250 shares are issued and outstanding.


ARTICLE III
SHAREHOLDER VOTE

On June 4, 2004, a majority of the shareholders entitled to vote on the action constituting 78% of the outstanding shares of Pricester Florida Common Stock approved the Agreement and Plan of Merger to merge Pricester Florida into Pricester Nevada. Said number of votes was sufficient for approval by the stockholders. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

On June 4, 2004, all of the shareholders entitled to vote on the action constituting 95% of the outstanding shares of Pricester Nevada Common Stock approved the Agreement and Plan of Merger to merge Pricester Florida into Pricester Nevada. Said number of votes was sufficient for
approval by the stockholders.   The plan of merger was duly authorized
by all action required by the laws under which it was incorporated and by its constituent documents.




ARTICLE IV
PLAN OF MERGER

The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation (Pricester Nevada). Said address is 3900 Hollywood Blvd. Suite 203, Hollywood, FL 33021. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation to any stockholder of any constituent corporation.

The terms of the Agreement and Plan of Merger are as follows:

(1) Merger. Pricester Florida shall be merged with and into Pricester Nevada, and Pricester Nevada shall survive the merger, effective upon the date when the Agreement and Plan of Merger is made effective in accordance with applicable laws (the "Effective Date").

(2) Governing Documents. The Bylaws of Pricester Nevada, in effect on the Effective Date, shall continue to be the Bylaws of Pricester Nevada as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(3) Stock of Pricester Florida. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Pricester Florida shall be recalled and canceled and up to 21,262,250 Pricester Nevada Common Shares shall be issued in proportion
to their ownership percentage.   The registered owner on the books and
records of Pricester Florida or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Pricester Nevada or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Pricester Nevada Common Stock evidenced by such outstanding certificate as above provided.

 (4) Further Assurances. From time to time, as and when required by Pricester Nevada or by its successors and assigns, there shall be executed and delivered on behalf of Pricester Florida such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Pricester Nevada the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Pricester Florida, and otherwise to carry out the purposes of the Merger Agreement, and the officers and directors of Pricester Nevada are fully authorized in the name and on behalf of Pricester Florida or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.



(5) Book Entries. As of the Effective Date, entries shall be made upon the books of Pricester Nevada in accordance with the following.

   (a) The assets and liabilities of Pricester Florida shall be recorded at the amounts at which they were carried on the books of Pricester Florida immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the Common Shares of Pricester Florida presently issued and outstanding.

   (b) There shall be credited to the common stock account of Pricester Nevada the aggregate amount of the stated value of all shares of Pricester Nevada Common Stock resulting from the conversion of the outstanding Pricester Florida Common Stock pursuant to the merger.

   (c) There shall be credited to the retained earnings account of Pricester Nevada the aggregate of the amount carried in the retained earnings account of Pricester Florida immediately prior to the Effective Date.

(6) Access to Documentation. Prior to the merger, Pricester Nevada and Pricester Florida shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(7) Abandonment. At any time before the effective Date, the Agreement and Plan of Reorganization and the Agreement of Merger may be terminated and the merger may be abandoned by the Board of Directors of either Pricester Nevada or Pricester Florida or both, notwithstanding approval of the Agreement and Plan of Merger by the shareholders of Pricester Nevada or the shareholders of Pricester Florida or both.



IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of Pricester Nevada and Pricester Florida and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Pricester.com, Inc.                       ATTEST:
A Nevada corporation


/s/Joe Puentes                            /s/Nelson Stark
--------------------                      ----------------------
Joe Puentes, President                    Nelson Stark, Secretary


Pricester.com, Inc.                       ATTEST:
A Florida corporation


/s/Joe Puentes                            /s/Nelson Stark
--------------------                      ----------------------
Joe Puentes, President                    Nelson Stark, Secretary





State of Florida   )
                   )ss.
County of Broward  )

On the 8thday of February, 2005 personally appeared before me the President of Pricester.com, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


/s/Barbara J. Bonville
--------------------------
NOTARY PUBLIC
3900 Hollywood Boulevard., #203
Hollywood, Floriad 33021

My Commission Expires:  July 30, 2005

SEAL

State of Florida   )
                   )ss.
County of Broward  )

On the 8th day of February, 2005, personally appeared before me the Secretary of Pricester.com, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


/s/Barbara J. Bonville
--------------------------
NOTARY PUBLIC
3900 Hollywood Boulevard., #203
Hollywood, Floriad 33021

My Commission Expires:  July 30, 2005

SEAL




State of Florida   )
                   )ss.
County of Broward  )

On the 8th day of February, 2005, personally appeared before me the President of Pricester.com, Inc., a Florida corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.



/s/Barbara J. Bonville
--------------------------
NOTARY PUBLIC
3900 Hollywood Boulevard, #203
Hollywood, Floriad 33021

My Commission Expires:  July 30, 2005

SEAL


State of Florida   )
                   )ss.
County of Broward  )

On the 8th day of February, 2005, personally appeared before me the Secretary of Pricester.com, Inc., a Florida corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


/s/Barbara J. Bonville
--------------------------
NOTARY PUBLIC
3900 Hollywood Boulevard, #203
Hollywood, Floriad 33021

My Commission Expires:  July 30, 2005

SEAL



VERIFICATION


The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Pricester.com, Inc., a Florida corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors.



/s/Nelson Stark
-----------------------------------
Nelson Stark, Secretary


State of Florida   )
                   )ss.
County of Broward  )

On the 8th day of February, 2005, personally appeared before me the Secretary of Pricester.com, Inc., a Florida corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


/s/Barbara J. Bonville
--------------------------
NOTARY PUBLIC
3900 Hollywood Boulevard., #203
Hollywood, Floriad 33021

My Commission Expires:  July 30, 2005

SEAL



VERIFICATION


The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Pricester.com, Inc., a Nevada corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.


/s/Nelson Stark
-------------------------
Nelson Stark, Secretary



State of Florida   )
                   )ss.
County of Broward  )


On the 8th day of February, 2005, personally appeared before me the Secretary of Pricester.com, Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.


/s/Barbara J. Bonville
--------------------------
NOTARY PUBLIC
3900 Hollywood Boulevard., #203
Hollywood, Floriad 33021

My Commission Expires:  July 30, 2005

SEAL






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